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                               EXHIBIT 24

                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Tierney and John-Paul DeRosa his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the year ending December 31, 1994 of UNUM Corporation pursuant to the Securities Exchange Act of 1934 and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Witness our signatures on the date set forth below:

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              Signature                            Title                        Date

/s/     Gayle O. Averyt                           Director                  March 24, 1995
        Gayle O. Averyt


/s/     Kenneth S. Axelson                        Director                  March 24, 1995
        Kenneth S. Axelson


/s/     Robert E. Dillon, Jr.                     Director                  March 24, 1995
        Robert E. Dillon, Jr.


/s/     Gwain H. Gillespie                        Director                  March 24, 1995
        Gwain H. Gillespie


/s/     Ronald E. Goldsberry                      Director                  March 24, 1995
        Ronald E. Goldsberry



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





              Signature                             Title                        Date



/s/     Donald W. Harward                         Director                  March 24, 1995
        Donald W. Harward


/s/     George J. Mitchell                        Director                  March 24, 1995
        George J. Mitchell


/s/     Cynthia A. Montgomery                     Director                  March 24, 1995
        Cynthia A. Montgomery


        ________________                          Director                  March 24, 1995
        James L. Moody, Jr.


/s/     Lawrence R. Pugh                          Director                  March 24, 1995
        Lawrence R. Pugh


/s/     Lois Dickson Rice                         Director                  March 24, 1995
        Lois Dickson Rice


/s/     John W. Rowe                              Director                  March 24, 1995
        John W. Rowe




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